Sheet1

Financial Institutions Series Trust
Series 1
File Number: 811-3189
CIK Number: 353281
Summit Cash Reserves Fund
For the Period Ending: 05/31/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended May 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/06/2000	$5,000	Student Loan Marketing	5.000%	03/18/2002
04/27/2001	1,000	Federal National Mtg Ass	4.050	04/11/2002

Last Updated on 07/26/2001
By Win95 User